Exhibit 99.1

Contacts:

Dov A. Goldstein, M.D. Vicuron Pharmaceuticals Inc. 610-205-2312 dgoldstein@vicuron.com	Hala Bashir WeissComm Partners 212-204-2080 Hala@weisscommpartners.net	Aline Schimmel Burns McClellan Inc. 212-213-0006 aschimmel@burnsmc.com

VICURON PHARMACEUTICALS APPOINTS ALAN W. DUNTON, M.D. TO BOARD OF DIRECTORS

KING OF PRUSSIA, PA., Sept. 20, 2004 — Vicuron Pharmaceuticals Inc. (Nasdaq and Nuovo Mercato: MICU) today announced that the company appointed Alan W. Dunton, M.D. to its board of directors.

“We are excited to have someone of Alan’s stature and consistent accomplishment on our board,” said George F. Horner, III, President and CEO of Vicuron. “He has decades of experience developing some of the top-selling drugs in the industry, including a major community antibiotic, and leads a private clinical-stage biopharmaceutical company of his own. His world-class clinical development track record, in-depth commercial knowledge and pipeline-building capability will be of substantial value as we develop and seek to commercialize our own promising pipeline of antimicrobial agents.”

Dr. Dunton is a recognized leader in drug development and clinical research. His 20 years of experience have been marked by the development and approval of the prescription drugs Levaquin®, Topamax®, Reminyl®, Regranex®, Risperdal® as well as the successful OTC product, Aleve®. He was named President and Chief Executive Officer of MetaPhore Pharmaceuticals, Inc., a private biopharmaceutical company, in February 2003.

Prior to MetaPhore, Dr. Dunton held numerous leadership positions, including President and Chief Operating Officer of Emisphere Technologies, Inc.; President and Managing Director of the Janssen Research Foundation, a Johnson & Johnson company; and executive positions at Roche, CIBA-GEIGY (now Novartis), and Syntex.

Dr. Dunton received his Medical Degree from New York University School of Medicine in 1980 and completed his post-graduate training in Internal Medicine at the New York University Medical Center/Bellevue Hospital VA Medical Center, and a fellowship in Clinical Pharmacology at Cornell University/Medical College/New York Hospital.

About Vicuron

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. In May 2004, Vicuron received an approvable letter from the FDA for its lead product anidulafungin for the treatment of esophageal candidiasis. The company’s other lead product, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, has completed Phase III clinical trials. The company’s versatile research engine integrates industry-leading expertise in functional genomics, natural products discovery, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, the company has research and development collaborations with leading pharmaceutical companies, such as Pfizer and Novartis.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed, that the timing of the filing of any new drug application might be delayed, that subsequent clinical trials might indicate that a product candidate is unsafe or ineffective, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that a third party may not be willing to license our product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for their products or market them more effectively, that a sales force may not be developed as contemplated and that one or more of its product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statement. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

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